Exhibit (h)(4)

AMENDMENT TO TRANSFER AND ADMINISTRATIVE AGENCY AGREEMENT

THIS AMENDMENT TO TRANSFER AND ADMINISTRATIVE AGENCY AGREEMENT (this “Amendment”) is made as of September 18, 2023 by and between BROWN BROTHERS HARRIMAN & CO., a New York limited partnership (“BBH&Co.”) and BONDBLOXX ETF TRUST (the “Trust”), a Delaware statutory trust. All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, BBH&Co. and the Trust are Parties to a Transfer And Administrative Agency Agreement dated as of November 29, 2021, as amended (the “Agreement”); and

WHEREAS, in accordance with Section 16 of the Agreement, the Parties desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, each of the parties hereto hereby agree as follows:

1. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the attached Appendix A.

2. As amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

3. This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

4. This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

5. This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to the Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Hugh Bolton
Name:	Hugh Bolton
Title:	Principal
Date:	15 September 2023

BONDBLOXX ETF TRUST

By:	/s/ Joanna Gallegos
Name:	Joanna Gallegos
Title:	President, BondBloxx ETF Trust
Date:

2

APPENDIX A

TO

TRANSFER AND ADMINISTRATIVE AGENCY AGREEMENT

LIST OF FUNDS

Dated as of September 18, 2023

The following is a list of Funds for which BBH shall serve under the Transfer and Administrative Agency Agreement:

Name of Fund	Date Added to the Agreement
BondBloxx USD High Yield Bond Industrial Sector ETF	November 29, 2021
BondBloxx USD High Yield Bond Telecom, Media & Technology Sector ETF	November 29, 2021
BondBloxx USD High Yield Bond Healthcare Sector ETF	November 29, 2021
BondBloxx USD High Yield Bond Financial & REIT Sector ETF	November 29, 2021
BondBloxx USD High Yield Bond Energy Sector ETF	November 29, 2021
BondBloxx USD High Yield Bond Consumer Cyclicals Sector ETF	November 29, 2021
BondBloxx USD High Yield Bond Consumer Non-Cyclicals Sector ETF	November 29, 2021
BondBloxx BB Rated USD High Yield Corporate Bond ETF	May 19, 2022
BondBloxx B Rated USD High Yield Corporate Bond ETF	May 19, 2022
BondBloxx CCC Rated USD High Yield Corporate Bond ETF	May 19, 2022
BondBloxx JP Morgan USD Emerging Markets 1-10 Year Bond ETF	May 19, 2022
BondBloxx Bloomberg Six Month Target Duration US Treasury ETF	August 26, 2022
BondBloxx Bloomberg One Year Target Duration US Treasury ETF	August 26, 2022
BondBloxx Bloomberg Two Year Target Duration US Treasury ETF	August 26, 2022
BondBloxx Bloomberg Three Year Target Duration US Treasury ETF	August 26, 2022
BondBloxx Bloomberg Five Year Target Duration US Treasury ETF	August 26, 2022
BondBloxx Bloomberg Seven Year Target Duration US Treasury ETF	August 26, 2022
BondBloxx Bloomberg Ten Year Target Duration US Treasury ETF	August 26, 2022
BondBloxx Bloomberg Twenty Year Target Duration US Treasury ETF	August 26, 2022
BondBloxx USD High Yield Bond Sector Rotation ETF	September 18, 2023

BONDBLOXX ETF TRUST

By:	/s/ Joanna Gallegos
Name:	Joanna Gallegos
Title:	President, BondBloxx ETF Trust

Appendix A-1